Exhibit 3.2

Bye-laws of

Carnival Corporation Ltd.

Clarendon House, 2 Church Street

Hamilton HM 11, Bermuda

conyers.com

TABLE OF CONTENTS

SHARES		1

1.	Power to Issue Shares	1

2.	Power of the Company to Purchase its Shares	1

3.	Rights Attaching to Shares	1

4.	Calls on Shares	3

5.	Forfeiture of Shares	3

6.	Share Certificates	4

7.	Fractional Shares	5

REGISTRATION OF SHARES		5

8.	Register of Shareholders	5

9.	Registered Holder Absolute Owner	6

10.	Transfer of Registered Shares	6

11.	Transmission of Registered Shares	7

ALTERATION OF SHARE CAPITAL		8

12.	Power to Alter Capital	8

13.	Variation of Rights Attaching to Shares	8

DIVIDENDS AND CAPITALISATION		9

14.	Dividends	9

15.	Power to Set Aside Profits	9

16.	Method of Payment	9

17.	Capitalisation	10

18.	Determination of Shareholders of Record	10

MEETINGS OF SHAREHOLDERS		11

19.	Annual General Meetings	11

20.	Special General Meetings	11

21.	Requisitioned General Meetings	11

22.	Notice	11

23.	Giving Notice	12

24.	Postponement or Cancellation of General Meeting	12

25.	Shareholder Proposals	13

26.	Electronic Participation and Security in Meetings	15

27.	Quorum at General Meetings	16

28.	Chairman to Preside at General Meetings	16

29.	Voting on Resolutions	16

30.	Power to Demand a Vote on a Poll	17

31.	Voting by Joint Holders of Shares	18

32.	Instrument of Proxy	18

33.	Inspectors of Election	19

34.	Cumulative Voting	19

35.	Representation of Corporate Shareholder	19

36.	Adjournment of General Meeting	20

37.	No Action by Written Resolutions of Shareholders	20

38.	Directors Attendance at General Meetings	20

Board of Directors		20

39.	Directors to Manage Business	20

40.	Number of Directors	20

41.	Term of Office of Directors	20

42.	Vacancy in the Office of Director	21

43.	Resignation of Directors	21

44.	Removal of Directors	21

45.	Organization	21

46.	Place of Meeting	22

47.	Notice of Board Meetings	22

48.	Annual Meetings	22

49.	Regular Meetings	22

50.	Special Meetings	22

51.	Representation of Director by Another Director	23

52.	Quorum, Manner of Acting and Adjournment and Action without Meeting	23

53.	Conference Telephone Meetings	23

54.	Committees of the Board	23

55.	Compensation of Directors	24

56.	Powers of the Board of Directors	24

57.	Nominations of Directors	26

58.	Conflicts of Interest	28

59.	Defect in Appointment	29

60.	Board to Continue in the Event of Vacancy	29

61.	Validity of Prior Acts of the Board	29

62.	Register of Directors and Officers	29

Officers		29

63.	Number, Qualifications and Designations of Officers	29

64.	Election and Term of Office of Officers	29

65.	Powers and Duties	30

66.	Other Officers, Subordinate Officers, Non-Board Committees and Agents	30

67.	Remuneration of Officers	30

Indemnification		30

68.	Indemnification and Exculpation of Directors and Officers	30

Restrictions on transfer		32

69.	Restrictions on Transfers and Other Events	32

70.	Excess Traded Shares	32

71.	Remedies for Breach	33

72.	Notice of Restricted Transfer	33

73.	Exclusion	33

74.	Remedies not Limited	34

75.	Exception	34

76.	Legend	34

77.	Severability	34

78.	New York Stock Exchange Transactions	35

79.	Owners Required to Provide Information	35

80.	Ambiguity	35

Excess Traded Shares		35

81.	Ownership in Trust	35

82.	Effect of Subsequent Purported Transfers	36

83.	Dividend Rights	36

84.	Rights upon Liquidation	36

85.	Voting Rights	37

86.	Restrictions on Transfer; Designation of Excess Share Trust Beneficiary	37

87.	Purchase Rights in Excess Traded Shares	38

88.	Underwritten Offerings	38

89.	Equitable Relief	38

90.	No Waiver of Rights	38

CORPORATE RECORDS		39

91.	Minutes	39

92.	Place Where Corporate Records Kept	39

93.	Form and Use of Seal	39

ACCOUNTS		39

94.	Records of Account	39

95.	Financial Year End	40

AUDITS		40

96.	Annual Audit	40

97.	Appointment of Auditor	40

98.	Remuneration of Auditor	40

99.	Duties of Auditor	40

100.	Access to Records	40

101.	Financial Statements and the Auditor’s Report	41

102.	Vacancy in the Office of Auditor	41

BUSINESS COMBINATIONS		41

103.	Business Combinations	41

No Trust business		41

104.	No Trust Business	41

VOLUNTARY WINDING-UP AND DISSOLUTION		41

105.	Winding-Up	41

CHANGES TO CONSTITUTION		42

106.	Changes to Bye-laws	42

107.	Discontinuance	42

DEFINITIONS; CONSTRUCTION		42

Carnival Corporation Ltd.

SHARES

1.	Power to Issue Shares

1.1.          Subject to these Bye-laws and to any resolution of the Shareholders to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

1.2.          Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.	Power of the Company to Purchase its Shares

2.1.          The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

2.2.          The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

3.	Rights Attaching to Shares

3.1.          At the date these Bye-laws are adopted, the share capital of the Company is divided into two classes: (i) 1,960,000,000 common shares of par value US$.01 each (the “Common Shares”) and (ii) 40,000,000 preference shares of par value US$.01 each (the “Preference Shares”).

3.2.          The holders of Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

Carnival Corporation Ltd.

3.3.          The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)	whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)	whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series;

(i)	the rights of holders of that series to elect or appoint directors; and

(j)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

3.4.          Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

Carnival Corporation Ltd.

3.5.          At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

3.6.          All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

4.	Calls on Shares

4.1.          The Board may make such calls as it thinks fit upon the Shareholders in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Shareholders (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

4.2.          Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

4.3.          The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

4.4.          The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by such Shareholder, although no part of that amount has been called up or become payable.

5.	Forfeiture of Shares

5.1.          If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Shareholder a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Carnival Corporation Ltd.

Notice of Liability to Forfeiture for Non-Payment of Call

Carnival Corporation Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

5.2.          If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

5.3.          A Shareholder whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

5.4.          The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

6.	Share Certificates

6.1.          Subject to the provisions of this Bye-law 6, every Shareholder shall be entitled to a certificate specifying the number and, where appropriate the class of shares held by such Shareholder. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board. Any share certificates of the Company shall be issued in registered form only. They shall be signed by the president of the Company or a vice president and by the Secretary or an assistant secretary or the treasurer or an assistant treasurer or by such person expressly authorized to sign, and may bear the corporate seal, which may be a facsimile. The signatures of the officers upon such certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employees. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer before the certificate is issued it may be issued or delivered with the same effect as if he were such officer at the date of its issue or delivery.

Carnival Corporation Ltd.

6.2.          The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

6.3.          If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

6.4.          Notwithstanding any provisions of these Bye-laws:

(a)	the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

7.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

8.	Register of Shareholders

8.1.          The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

8.2.          The Register of Shareholders shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Shareholders may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

Carnival Corporation Ltd.

9.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

10.	Transfer of Registered Shares

10.1.	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board or any transfer agent appointed from time to time may accept:

Transfer of a Share or Shares

Carnival Corporation Ltd. (the “Company”)

FOR VALUE RECEIVED                           [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

10.2.        Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Shareholders.

10.3.        The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

10.4.        The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

10.5.        The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

Carnival Corporation Ltd.

10.6.        Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

10.7.        Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

11.	Transmission of Registered Shares

11.1.        In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

11.2.        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following, or in such other form as the Board or any transfer agent from time to time may accept:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Shareholder

Carnival Corporation Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Shareholder] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Shareholder] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

Carnival Corporation Ltd.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

11.3.        On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, and such other documents as the Company’s transfer agent requires, the transferee shall be registered as a Shareholder. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

11.4.        Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

12.	Power to Alter Capital

12.1.        The Company may if authorised by resolution of the Shareholders increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

12.2.        Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

13.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the sanction of a resolution passed by a majority of issued shares of that class at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Carnival Corporation Ltd.

DIVIDENDS AND CAPITALISATION

14.	Dividends

14.1.     The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

14.2.     The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

14.3.     The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

15.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Company or for such other purposes as the Board shall think conducive to the interests of the Company and the Board may modify or abolish any such reserve in the manner in which it was created.

16.	Method of Payment

16.1.        Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or bank draft sent through the post directed to the Shareholder at such Shareholder’s address in the Register of Shareholders, or to such person and to such address as the Shareholder may direct in writing, or by transfer to such account as the Shareholder may direct in writing.

16.2.        In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the Register of Shareholders, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

16.3.        The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company on account of calls or otherwise or any taxes required to be withheld by the laws and regulations of any taxing authority having jurisdiction in the circumstances.

16.4.        Any dividend and/or other moneys payable in respect of a share which has remained unclaimed for 6 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

Carnival Corporation Ltd.

16.5.        The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Shareholder if those instruments have been returned undelivered to, or left uncashed by, that Shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Shareholder’s new address. The entitlement conferred on the Company by this Bye-law 16 in respect of any Shareholder shall cease if the Shareholder claims a dividend or cashes a dividend cheque or draft.

17.	Capitalisation

17.1.        The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Shareholders.

17.2.        The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

18.	Determination of Shareholders of Record

18.1.        In order that the Company may determine the holders of registered shares entitled to notice of general meetings, or entitled to express consent to or dissent from any proposed corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of shares or for the purposes of any other action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no such record is fixed:

(a)	The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held;

(b)	The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

(c)	The record date for determining Shareholders for any purpose other than those specified in subsections (a) and (b) shall be at the close of business on the day on which the Board adopts resolution relating thereto.

Carnival Corporation Ltd.

A determination of registered Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; except that the Board may fix a new record date for an adjourned meeting.

MEETINGS OF SHAREHOLDERS

19.	Annual General Meetings

An annual general meeting shall be held in March or April of each year at such time and place as the Board shall appoint.

20.	Special General Meetings

Special general meetings (other than special general meetings for the election of Directors), unless otherwise prescribed by statute, may be called at any time by the Board or by the president of the Company or by the Secretary. At special general meetings only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof or in any waiver of notice thereof.

21.	Requisitioned General Meetings

The Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings (excluding any non-voting shares), forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.	Notice

22.1.        At least 10 but not more than 60 days’ notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2.        At least 10 but not more than 60 days’ notice of a special general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

22.3.        An affidavit of the Secretary or an assistant secretary or of the transfer agent of the Company that the notice required by this Bye-law 22 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

22.4.        A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

Carnival Corporation Ltd.

22.5.        The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.	Giving Notice

23.1.        A notice may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Shareholder’s address in the Register of Shareholders, in which case the notice shall be deemed to have been given when deposited in the mail, with postage prepaid directed to the Shareholder at his address as it appears in the records of the Company; or

(c)	by sending it by courier to such Shareholder’s address in the Register of Shareholders, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

23.2.        Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

23.3.        In proving service under paragraphs 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

24.	Postponement or Cancellation of General Meeting

The Secretary may, and on the instruction of the chairman or president of the Company or the Board, the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Shareholders before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to each Shareholder in accordance with these Bye-laws.

Carnival Corporation Ltd.

25.	Shareholder Proposals

25.1.        At an annual general meeting of the Shareholders, only business (other than business relating to the nomination or election of Directors which is governed by Bye-law 57) that has been properly brought before the general meeting in accordance with the procedures set forth in this Bye-law 25 shall be conducted. To be properly brought before an annual general meeting of Shareholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Shareholder or Shareholders who (a) were Shareholders of record of the Company when the notice required by this Bye-law 25 is delivered to the Secretary of the Company and at the time of the meeting, (b) have a right to vote on the business at the annual general meeting to which the request relates, (c) represent (1) in the aggregate, holders of at least five percent (5%) of the issued and outstanding Common Shares of the Company who have a right to vote on the business at the annual general meeting to which the request relates, or (2) 100 Shareholders who have a right to vote on the business at the annual general meeting to which the request relates; and (d) comply with the notice and other provisions of this Bye-law 25. Bye-law 25.1(ii) is the exclusive means by which Shareholders may bring business before a meeting of Shareholders, except (x) with respect to nominations or elections of Directors which is governed by Bye-law 57 and (y) with respect to proposals where the Shareholder proposing such business has notified the Company of such Shareholder’s intent to present the proposals at an annual general meeting in compliance with Section 14 (or any successor section) of the Securities Exchange Act of 1934 (including any successor statute) (the “Exchange Act”) and such proposals have been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual general meeting, in which case the notice requirements of this Bye-law 25 shall be deemed satisfied with respect to such proposals. Any business brought before a meeting in accordance with Bye-law 25.1(ii) is referred to as “Shareholder Business”.

25.2.        At any annual general meeting of Shareholders, all proposals of Shareholder Business must be made by timely written notice given by or on behalf of a Shareholder of record of the Company (the “Notice of Business”) and must otherwise be a proper matter for Shareholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the office of the Company, addressed to the Secretary of the Company, by no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the preceding year’s annual general meeting, provided, however, that if (A) the annual general meeting of Shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual general meeting of Shareholders or (B) no annual general meeting of Shareholders was held during the prior year, Notice of Business to be timely must be received (x) no earlier than 120 days before such annual general meeting and (y) no later than the later of 90 days before such annual general meeting and the tenth day after the first date on which Public Disclosure of the date of such annual general meeting is made.

25.3.        In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual general meeting or special general meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

Carnival Corporation Ltd.

25.4.        The Notice of Business must set forth:

(a)	the name and record address of each Shareholder proposing Shareholder Business (the “Proponent”), as they appear on the Company’s books;

(b)	the name and address of any Shareholder Associated Person;

(c)	as to each Proponent and any Shareholder Associated Person, (i) the class or series and number of shares directly or indirectly held of record and beneficially by the Proponent or Shareholder Associated Person, (ii) the date such shares were acquired, (iii) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent, any Shareholder Associated Person or any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Shareholder Associated Person with respect to shares of the Company (a “Derivative”) and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, and (v) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Shareholder Associated Person has a right to vote any shares of the Company. The information specified in Bye-law 25.4(a) to (c) is referred to herein as “Shareholder Information”;

(d)	a representation that the Proponents meet the requirements set forth in Bye-law 25.1(ii) and intend to appear in person or by proxy at the meeting to propose such Shareholder Business;

(e)	a brief description of the Shareholder Business desired to be brought before the annual general meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bye-laws, the language of the proposed amendment) and the reasons for conducting such Shareholder Business at the meeting;

(f)	any material interest of the Proponent and any Shareholder Associated Person in such Shareholder Business; and

(g)	all other information regarding the business, each Proponent and each Shareholder Associated Person that would be required to be disclosed or filed with the SEC if the Proponents or Shareholder Associated Persons were participants in a solicitation subject to Section 14 (or any successor section) of the Exchange Act.

Carnival Corporation Ltd.

25.5.        The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Bye-law 25, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

25.6.        If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Shareholders to present the Shareholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 25, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

25.7.        “Public Disclosure” of any date or other information (including the term “Publicly Disclosed”) means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) (or any successor sections) of the Exchange Act.

25.8.        “Shareholder Associated Person” means with respect to any Shareholder, (i) any other beneficial owner of shares of the Company that are owned by such Shareholder, (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Shareholder or such beneficial owner and (iii) any associate (within the meaning of Rule 12b-2 (or any successor rule) under the Exchange Act for purposes of these Bye-laws) of such Shareholder or beneficial owner.

25.9.        “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

25.10.      Nothing in this Bye-law 25 shall be deemed to affect any rights of the holders of any series of Preference Shares of the Company pursuant to any applicable provision of these Bye-laws.

26.	Electronic Participation and Security in Meetings

26.1.        Shareholders may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.2.        The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

Carnival Corporation Ltd.

27.	Quorum at General Meetings

27.1.        At any general meeting two or more persons present at the start of the meeting and representing in person or by proxy in excess of one-third of the total voting rights of all issued and outstanding shares in the Company shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Shareholder, one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. When a quorum is once present to organize a meeting of Shareholders, it is not broken by the subsequent withdrawal of any Shareholders. Shareholders present in person or by proxy at a duly convened meeting can continue to transact business until adjournment, notwithstanding withdrawal of Shareholders so as to leave fewer than a quorum present.

27.2.        If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, or stands adjourned to the same day one week later, at the same time and place as the meeting being adjourned, pursuant to the immediately preceding sentence, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws.

28.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote at a general meeting, the chairman of the Board, if there be one, and if not, one of the following persons present, in the order stated, shall act as chairman of such meeting: the vice chairman of the Board, if there be one or in their order of rank or seniority if there be more than one, the chief executive officer, the president of the Company, the vice presidents in their order of rank or seniority, a chairman designated by those Directors present at the meeting or a chairman chosen by the Shareholders. The Secretary, or in his absence, an assistant secretary, or in the absence of the Secretary and assistant secretaries, a person appointed by the Board or the chairman of the Board, shall act as secretary.

29.	Voting on Resolutions

29.1.        Subject to the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail; provided that abstentions shall not be deemed to be “votes cast” for these purposes.

29.2.        No Shareholder shall be entitled to vote at a general meeting unless such Shareholder has paid all the calls on all shares held by such Shareholder.

Carnival Corporation Ltd.

29.3.        At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

29.4.        In the event that a Shareholder participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Shareholder may cast his vote on a show of hands.

29.5.        At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.6.       At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1.        Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Shareholders present in person or represented by proxy; or

(c)	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)	any Shareholder or Shareholders present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

30.2.     Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Carnival Corporation Ltd.

30.3.     A poll demanded for the purpose of electing a chairman of the meeting in accordance with and to the extent permitted by Bye-law 28 or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

30.4.     Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Shareholders or proxy holders appointed by the chairman of the meeting for the purpose, and the result of the poll shall be declared by the chairman of the meeting.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

32.	Instrument of Proxy

32.1.        A Shareholder may appoint a proxy by

(a)	an instrument in writing in substantially the following form or such other form as the Board may determine from time to time or the Board or the chairman of the meeting shall accept:

Proxy

Carnival Corporation Ltd.

The undersigned shareholders of Carnival Corporation Ltd. hereby revoke all prior proxies and appoint [name], proxy and attorney in fact, with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all common shares of Carnival Corporation Ltd. which the undersigned is entitled to vote at the meeting of Shareholders to be held on [date] or any postponement or adjournment thereof

Signed this [date]

Shareholder(s)

or

Carnival Corporation Ltd.

(b)	such telephonic, electronic or other means as may be approved by the Board from time to time.

32.2.        The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

32.3.        A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

32.4.        The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	Inspectors of Election

33.1.        In advance of any meeting of Shareholders, the Board may appoint inspectors of election, who need not be Shareholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at any such meeting may, and on the request of any Shareholder entitled to vote at the meeting and before voting begins shall, appoint inspectors of election. In case of any absence of the chairman of the Board and the president of the Company, the persons designated pursuant to Bye-law 28 shall act as chairman and secretary of the meeting.

33.2.        On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a sworn certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts stated and on the vote as certified by him or them.

34.	Cumulative Voting

Cumulative voting for Directors shall not be permitted.

35.	Representation of Corporate Shareholder

35.1.        A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

35.2.        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

Carnival Corporation Ltd.

36.	Adjournment of General Meeting

36.1.        The chairman of a general meeting shall have the power to adjourn the meeting to another time, date and place (if any) for any reason and regardless of whether a quorum is present at the meeting. The chairman of a general meeting shall, if so directed by Shareholders holding a majority of the voting rights of those Shareholders present in person or by proxy, adjourn the meeting.

36.2.        Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder entitled to vote at the meeting.

37.	No Action by Written Resolutions of Shareholders

No action required to be taken or which may be taken at any general meeting of Shareholders may be taken without a meeting, and the power of Shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

38.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

Board of Directors

39.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

40.	Number of Directors

The Board shall consist of no less than 9 Directors nor more than 14 Directors as shall be determined from time to time solely by resolution of the Board. Directors need not be Shareholders.

41.	Term of Office of Directors

The Directors shall be elected for a one year term of office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 42.

Carnival Corporation Ltd.

42.	Vacancy in the Office of Director

42.1.	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

42.2.        Subject to Bye-law 42.3, any vacancy on the Board arising (i) in accordance with Bye-law 42.1, (ii) as a result of an increase in the number of Directors pursuant to Bye-law 40 or (iii) otherwise, may be filled only by a majority of the Directors then in office. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

42.3.        If no quorum of Directors remains, the Shareholders in a general meeting shall have the power to appoint any person as a Director to fill a vacancy.

43.	Resignation of Directors

Any Director may resign at any time by written notice to the Company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

44.	Removal of Directors

Subject to any provision to the contrary in these Bye-laws, the Shareholders entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws.

45.	Organization

At every meeting of the Board, the chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the Board, one of the following Officers present in the order stated: the vice chairman of the Board, if there be one or in their order of rank and seniority if more than one, the Chief Executive Officer, the president of the Company, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the Directors present, shall preside, and the Secretary, or, in his absence, an assistant secretary, or in the absence of the Secretary and the assistant secretaries, any person appointed by the chairman of the meeting shall act as secretary.

Carnival Corporation Ltd.

46.	Place of Meeting

The Board may hold its meetings, both regular and special, at such place or places within or outside Bermuda as the Board may from time to time appoint, or as may be designated in the notice calling the meeting.

47.	Notice of Board Meetings

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

48.	Annual Meetings

On the day when and at the place where the annual general meeting is held, and as soon as practicable thereafter, the Board may hold its annual meeting, for the purposes of organization, the election of Officers and the transaction of other business. Such annual meeting may be held at any other time and place specified in a notice given as provided in Bye-law 47 or in a waiver of notice thereof.

49.	Regular Meetings

Unless otherwise required by the Board, regular meetings of the Board may be held at such time and place as shall be designated from time to time by resolution of the Board. At such meetings, the directors may transact such business as may properly be brought before the meeting. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

50.	Special Meetings

Special meetings of the Board shall be held whenever called by the chairman of the Board, the president of the Company or the Secretary or by two or more Directors. Notice of each such meeting shall be given to each Director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by electronic mail or facsimile) or 10 days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purpose or purposes of the meeting. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Such mailing shall be by first class mail.

Carnival Corporation Ltd.

51.	Representation of Director by Another Director

Each Director may appoint another Director to represent him and to vote on his behalf at meetings of the Board and at meetings of committees of the Board of which he is a member (a “Director Representative”). A designation of a Director Representative shall be given by the Director making the appointment in an instrument in writing including a facsimile or similar communication method and shall be delivered to the Secretary of the Company. Such notice shall be conclusive evidence of the validity of the Director Representative’s authority until notice of revocation of such designation in writing including a facsimile or similar method of communication has been delivered to the Secretary of the Company.

52.	Quorum, Manner of Acting and Adjournment and Action without Meeting

52.1.        At all meetings of the Board the presence, in person or by proxy, of one-third of the total number of Directors shall constitute a quorum for the transaction of business except as may be otherwise specifically provided by applicable regulation or these Bye-laws. The act of a simple majority of the Directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable regulation, or these Bye-laws. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any Director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

52.2.        Any person who is himself a Director and acting as a Director Representative for any other Director shall be entitled to have one vote for each capacity in which he so acts (in addition to any vote he may have as a Director).

52.3.        Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all of the members of the Board or committee consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee. For the purposes of this Bye-law only, “the members of the Board or committee” shall not include a Director Representative.

53.	Conference Telephone Meetings

One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons can hear each other. Participation in a meeting pursuant to this Bye-law shall constitute presence in person at such meeting.

54.	Committees of the Board

54.1.        The Board may, by resolutions adopted by a majority vote of the entire Board, designate from among its members one or more other committees (having such name or names as may be determined from time to time by resolution adopted by the Board). The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Carnival Corporation Ltd.

54.2.        Any committee designated by the Board shall have and may exercise such powers and authorities as shall be provided in the resolution of the Board establishing such committee; but no committee of the Board shall have the power or authority in reference to the submission to Shareholders of any action that requires Shareholders’ authorization under applicable regulation or these Bye-laws, the filling of vacancies in the Board or in a committee, the fixing of the compensation of the Directors for serving on the Board or on any committee, the adoption of an agreement of merger or consolidation, the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to Shareholders a dissolution of the Company or revocation of a dissolution, the amendment or repeal of the Bye-laws or the adoption of new Bye-laws, or the amendment or repeal of any resolution of the Board other than one which is by its terms so amendable or repealable.

55.	Compensation of Directors

Each Director, in consideration of his service as such, shall be entitled to receive from the Company such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each Director who shall serve as a member of any committee of Directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Company or its subsidiaries in any other capacity and receiving proper compensation therefor.

56.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any Officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

Carnival Corporation Ltd.

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(h)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(i)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law;

(j)	grant guarantees with respect to the Company’s properties, subsidiaries, obligations and those of third parties;

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company; and

(l)	exercise all rights and powers granted to or vested in the Board or the Company under Bye-laws 69 through 90 (the “Section 883 Bye-laws”) and to take any action as it deems necessary or advisable to give effect to the provisions of the Section 883 Bye-laws, including the right and power to interpret the provisions of the Section 883 Bye-laws and to make all determinations deemed necessary or advisable to give effect to the provisions of the Section 883 Bye-laws. Without limiting the generality of the foregoing, the Company shall expressly have the right to effect or procure a transfer of Common Shares (including Excess Traded Shares) as described in the Section 883 Bye-laws. In the case of ambiguity in the application of any of the provisions of the Section 883 Bye-laws, the Board shall, in its absolute discretion, have the power to determine the application of such provisions with respect to any situation based on the facts known to them, including, without limitation, any rulings, regulations or waivers under, or amendments to, any applicable regulations. All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company and all other parties. No Director shall be liable for any act or omission pursuant to the Section 883 Bye-laws if such action was taken in good faith. Any one or more Directors may act as the attorney(s) of any holder of Common Shares (including any holder of Excess Traded Shares) with respect to the execution of documents and other actions required to be taken for the sale or transfer of Excess Traded Shares pursuant to the Section 883 Bye-laws.

Carnival Corporation Ltd.

57.	Nominations of Directors

57.1.        Only persons who are proposed or nominated in accordance with this Bye-law 57 shall be eligible for election as Directors. No corporation or body corporate may be appointed or elected a Director of the Company.

57.2.        Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Shareholder who (a) was a Shareholder of record of the Company when the notice required by this Bye-law 57 is delivered to the Secretary of the Company and at the time of the meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice and other provisions of this Bye-law 57. Bye-law 57.2(ii) is the exclusive means by which a Shareholder may nominate a person for election to the Board. Persons nominated in accordance with Bye-law 57.2(ii) are referred to as “Shareholder Nominees”. A Shareholder nominating persons for election to the Board is referred to as the “Nominating Shareholder”.

57.3.        Subject to Bye-law 57.9, all nominations of Shareholder Nominees must be made by timely written notice given by or on behalf of a Shareholder of record of the Company (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the office of the Company, addressed to the attention of the Secretary of the Company, by the following dates:

(a)	in the case of the nomination of a Shareholder Nominee for election to the Board at an annual general meeting of Shareholders, no later than 90 days and no earlier than 120 days prior to the one-year anniversary of the preceding year’s annual general meeting of Shareholders; provided, however, that if (A) the annual general meeting of Shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual general meeting of Shareholders or (B) no annual general meeting was held during the prior year, Notice of Nomination to be timely must be received (x) no earlier than 120 days before such annual general meeting and (y) no later than the later of 90 days before such annual general meeting and the tenth day after the first date on which Public Disclosure of the date of such annual general meeting is made.

(b)	in the case of the nomination of a Shareholder Nominee for election to the Board at a special general meeting of Shareholders, no earlier than 120 days before and no later than the later of 90 days before such special general meeting and the tenth day after the first date on which Public Disclosure of the date of such special general meeting is made.

57.4.        In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual general meeting or special general meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

Carnival Corporation Ltd.

57.5.        The Notice of Nomination shall set forth:

(a)	the Shareholder Information with respect to each Nominating Shareholder and Shareholder Associated Person (except that references to the “Proponent” in Bye-law 25.4(a) to (c) shall instead refer to the “Nominating Shareholder,” and the disclosure required by Bye-law 25.4(c)(iii) may be omitted for purposes of this 57.5(a));

(b)	a representation that the Nominating Shareholder(s) meet the requirements set forth in Bye-law 57.2(ii) and intend to appear in person or by proxy at the meeting to propose such nomination;

(c)	all other information regarding each Shareholder Nominee, each Nominating Shareholder and each Shareholder Associated Person that would be required to be disclosed or filed in a solicitation subject to Section 14 (or any successor section) of the Exchange Act and the written consent of each Shareholder Nominee to being named in a proxy statement as a nominee and to serve if elected; and

(d)	a description of all direct and indirect, existing or proposed agreements, arrangements and understandings with regard to the Common Shares of the Company to which the Nominating Shareholder or Shareholder Associated Person is a party.

57.6.        The Company may require any Shareholder Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Shareholder Nominee to serve as a Director.

57.7.        The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Shareholder Nominee was not made in accordance with the procedures set forth in this Bye-law 57 and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

57.8.        If the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the applicable Shareholder meeting to nominate the Shareholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 57, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholder and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

57.9.        Nothing in this Bye-law 57 shall be deemed to affect any rights of the holders of any series of Preference Shares of the Company pursuant to any applicable provision of these Bye-laws.

57.10.      In a Contested Election, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

Carnival Corporation Ltd.

57.11.      “Contested Election” means any election of Directors at any meeting of shareholders for which (A) the Secretary has received one or more notices that a Shareholder has nominated or proposes to nominate a person or persons for election as a Director, which notice or notices purport to be in compliance with the requirements set forth in Bye-law 57 (regardless of whether the Board has or has not determined that such notice is in compliance with such requirements) and (B) as of the date that is 14 days in advance of the date on which the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, any such notice has not been formally and irrevocably withdrawn by the applicable Shareholder.

58.	Conflicts of Interest

58.1.        At any time the Board may authorize any situation or matter relating to a particular Director that could give rise to a breach or conflict with such Director’s fiduciary duty, duty of loyalty, any express or implied doctrine of corporate opportunity or other similar law, regulation or duty (collectively, “Directors’ Duties”) (each a “Conflict Matter”). Such authorization (a “Conflict Authorization”) may be granted by the Board by any procedures as the Directors determine that the Conflict Matter concerned may be so authorized. The Directors may terminate or withdraw a Conflict Authorization at any time by giving notice to the Director concerned.

58.2.        Any terms to which a Conflict Authorization is made subject (“Conflict Authorization Terms”) may include, in each case at the Board’s discretion, that the Director concerned:

(a)	is not obliged to disclose to the Company confidential information obtained by him (other than in his capacity as its Director or as its employee or agent or, if the Directors so decide, in any other capacity that would otherwise oblige him to disclose it to the Company) in any situation to which the Conflict Authorization applies, nor to use any such information directly or indirectly for the benefit of the Company, where to do so would amount to a breach of a duty of confidence, previously disclosed to the Directors by the Director concerned, to any third party; and

(b)	may absent himself from any Board discussions, and make arrangements not to receive documents and information, relating to the Conflict Matter concerned for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists, and the Company will not treat anything done, or omitted to be done, by the Director concerned in accordance with the Conflict Authorization Terms as a breach of the Director’s duties. The Company will not treat the receipt by the Director concerned of any benefit that he is permitted to receive by the Conflict Authorization Terms as a breach of the Director’s duties. The Director concerned shall comply with all Conflict Authorization Terms. No amendment or repeal of this Bye-law 58 shall (i) apply to or have any effect on the liability or alleged liability of any Director of the Company for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal or (ii) be effective against any former Director of the Company without his or her written consent.

Carnival Corporation Ltd.

59.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

60.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

62.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

Officers

63.	Number, Qualifications and Designations of Officers

The Officers of the Company shall be chosen by the Board and shall be a chief executive officer, a president, one or more vice presidents, a Secretary, a treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Bye-law 64. Officers may be of any nationality and need not be residents or citizens of Bermuda. One person may hold more than one office. Officers may be, but need not be, Directors of the Company or Shareholders.

64.	Election and Term of Office of Officers

The Officers of the Company, except those appointed by delegated authority pursuant to Bye-law 66, shall be elected annually by the Board, and each such Officer shall hold his office until his successor shall have been elected or appointed and qualified, or until his earlier death, resignation or removal. More than two offices may be held by the same person. Any Officer may resign at any time upon written notice to the Company. Any Officer elected by the Board or appointed by delegated authority may be removed at any time with or without cause by the affirmative vote of a majority of members of the Board then in office. The removal of an Officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an Officer shall not of itself create contract rights. Any vacancy occurring in the office of the Company may be filled by the Board.

Carnival Corporation Ltd.

65.	Powers and Duties

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

The chairman of the Board, or, if a chairman of the Board has not been chosen or is unavailable, the vice chairman of the Board, or, if neither has been chosen or are unavailable, the president, shall preside at all meetings of the Shareholders and of the Board. The chairman of the Board and the vice chairman of the Board shall be executive officers of the Company and shall exercise such executive duties as may be prescribed from time to time by the Board. The Officers and agents of the Company shall each have such powers and perform such duties in the management of the business and affairs of the Company as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board.

66.	Other Officers, Subordinate Officers, Non-Board Committees and Agents

The Board may from time to time elect such other Officers and appoint such employees or other agents, or such committees (not constituting committees of the Board), as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bye-laws, or as the Board may from time to time determine. The Board may delegate to any Officer or committee of the Board the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees (not constituting committees of the Board) and to prescribe the authority, duties and compensation of such subordinate officers, committees, employees or other agents.

67.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

Indemnification

68.	Indemnification and Exculpation of Directors and Officers

68.1.        Each person (and the heirs, executors or administrators of such person) who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or an Officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Act, and any other applicable law, as from time to time in effect, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the parties indemnified under this Bye-law 68.1. The foregoing provisions of this Bye-law 68 shall be deemed to be a contract between the Company and each indemnified party at any time while this Bye-law 68 and the relevant provisions of the Act and other applicable law, if any, are in effect.

Carnival Corporation Ltd.

68.2.	The Company may, by action of the Board, provide indemnification to such of the employees and agents of the Company or any person who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to such extent and to such effect as the Board shall determine to be appropriate and permitted by the Act, and any other applicable law, as from time to time in effect, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the parties indemnified under this Bye-law 68.2.

68.3.	The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Bye-law 68 or under the Act or any other provision of applicable law.

68.4.	The rights and authority conferred in this Bye-law 68 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

68.5.	Neither the amendment nor repeal of this Bye-law 68 nor the adoption or any provision of these Bye-Laws, nor, to the fullest extent permitted by the Act and any other applicable law, any modification or repeal of law, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

68.6.	The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 68 shall, unless otherwise provided when authorized or ratified under Bye-law 68.2 hereof, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

68.7.	A member of the Board, or a member of any committee designated by the Board, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In discharging their duties, Directors and Officers, when acting in good faith, may rely upon financial statements of the Company represented to them to be correct by the chief financial officer or the controller or other officer of the Company having charge of its books or accounts, or stated in a written report by an independent public or certified public account or firm of such accountants fairly to reflect the financial condition of the Company.

Carnival Corporation Ltd.

Restrictions on transfer

69.	Restrictions on Transfers and Other Events

Except as provided in Bye-law 75, from August 2, 2002 (the “Section 883 Amendment Date”) until such date as may be determined by the Board in its sole discretion (and for any reason) as the date on which the ownership and transfer restrictions set forth in the Section 883 Bye-laws should cease to apply (the “Restriction Termination Date”): (1) no Person (other than an Existing Holder) shall Beneficially Own Traded Shares in excess of the Ownership Limit; (2) any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Traded Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Traded Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such Traded Shares in excess of the Ownership Limit; and (3) any Transfer of Traded Shares that, if effective, would result in the Company being “closely held” within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall be void ab initio as to the Transfer of that number of Traded Shares which would cause the Company to be “closely held” within the meaning of Section 883 of the Code and the regulations promulgated thereunder and the intended transferee shall acquire no rights in such Traded Shares.

70.	Excess Traded Shares

70.1.       If, notwithstanding the other provisions contained in these Bye-laws, at any time from the Section 883 Amendment Date until the Restriction Termination Date, there is a purported Transfer or other event such that any Person (other than an Existing Holder) would Beneficially Own Traded Shares in excess of the Ownership Limit, then, except as otherwise provided in Bye-law 75 hereof, such Traded Shares which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be designated as Excess Traded Shares (without reclassification), as further described in Bye-law 70.2 hereof. The designation of such Traded Shares as Excess Traded Shares shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such Traded Shares owned directly by a Person as Excess Traded Shares, such Person still owns Traded Shares in excess of the applicable Ownership Limit, Traded Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Traded Shares until such Person does not own Traded Shares in excess of the applicable Ownership Limit. Where such Person owns Traded Shares constructively through one or more Persons and the Traded Shares held by such other Persons must be designated as Excess Traded Shares, the designation of Traded Shares held by such other Persons as Excess Traded Shares shall be pro rata.

70.2.       If, notwithstanding the other provisions contained in these Bye-laws, at any time from the Section 883 Amendment Date until the Restriction Termination Date, there is a purported Transfer which, if effective, would cause the Company to become “closely held” within the meaning of Section 883 of the Code and regulations promulgated thereunder, then, except as otherwise provided in Bye-law 75 hereof, the Traded Shares being Transferred and which would cause, when taken together with all other Traded Shares, the Company to be “closely held” within the meaning of Section 883 of the Code and the regulations promulgated thereunder (rounded up to the nearest whole share) shall automatically be designated as Excess Traded Shares (without reclassification). The designation of such Traded Shares as Excess Traded Shares shall be effective as of the close of business on the business day prior to the date of the Transfer. If, after designation of such Traded Shares owned directly by a Person as Excess Traded Shares, such Person still owns Traded Shares in excess of the applicable Ownership Limit, Traded Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Traded Shares until such Person does not own Traded Shares in excess of the applicable Ownership Limit. Where such Person owns Traded Shares constructively through one or more Persons and the Traded Shares held by such other Persons must be designated as Excess Traded Shares, the designation of Traded Shares held by such other Persons as Excess Traded Shares shall be pro rata.

Carnival Corporation Ltd.

71.	Remedies for Breach

If the Board or their designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of Bye-law 69 hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Traded Shares in violation of Bye-law 69, the Board or their designees may take such action as they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Company or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Bye-law 69 shall be void ab initio and automatically result in the designation and treatment described in this Bye-law 71, irrespective of any action (or non-action) by the Board or their designees.

72.	Notice of Restricted Transfer

Any Person who acquires or attempts to acquire Traded Shares in violation of Bye-law 69, or any Person who is a purported transferee such that Excess Traded Shares result under Bye-law 70 hereof, shall immediately give written notice to the Company of such Transfer, attempted Transfer or other event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Company’s status as qualifying for exemption from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code.

73.	Exclusion

The restrictions set forth in Bye-law 69 shall not apply to any Traded Shares with respect to which such restrictions are prohibited pursuant to applicable provisions of the corporation laws of Bermuda.

Carnival Corporation Ltd.

74.	Remedies not Limited

Subject to Bye-law 78 hereof, nothing contained in these Bye-laws shall limit the authority of the Board to take such other action as they deem necessary or advisable to protect the interests of the Company’s Shareholders by preservation of the Company’s status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

75.	Exception

The Board may exempt a Person (or may generally exempt a class of Persons) or any class of Traded Shares from the Ownership Limit.

76.	Legend

After the Section 883 Amendment Date, and prior to the Restriction Termination Date, each certificate for the Traded Shares shall bear the following legend: The Traded Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors or exempted by the terms of the Bye-laws of Carnival Corporation Ltd., no Person may (1) Beneficially Own Traded Shares in excess of 4.9% of the issued and outstanding Traded Shares, by value, vote or number, determined as provided in the Bye-laws of Carnival Corporation Ltd., and computed with regard to all issued and outstanding Traded Shares and, to the extent provided by the Code, all Traded Shares issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own Traded Shares which would result in the Company being “closely held.” Unless so excepted, any acquisition of Traded Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Traded Shares in excess of the above limitations has an affirmative obligation to notify the Company immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Traded Shares represented hereby will be designated and treated as Excess Traded Shares that will be held in trust. Excess Traded Shares may not be transferred at a profit and may be purchased by the Company. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on exceeding certain ownership levels. All terms not defined in this legend have the meanings provided in the Bye-laws of Carnival Corporation Ltd. The Company will mail without charge to any requesting shareholder a copy of the Bye-laws, including the express terms of each class and series of the authorized Traded Shares of the Company, within five days after receipt by the Secretary of the Company of a written request therefor.

77.	Severability

If any provision of the Section 883 Bye-laws or any application of any such provision is determined to be invalid by any Bermuda court or United States federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Carnival Corporation Ltd.

78.	New York Stock Exchange Transactions

Nothing in these Bye-laws shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of these Bye-laws and any transferee in such a transaction shall be subject to all the provisions and limitations set forth in these Bye-laws.

79.	Owners Required to Provide Information

After the Amendment Date and prior to the Restriction Termination Date: (1) Every Beneficial Owner of three percent (3%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the issued and outstanding Traded Shares shall promptly after becoming such a three percent (3%) Beneficial Owner, give written notice to the Company stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Traded Shares Beneficially Owned, and a description of how such Traded Shares are held. (2) Each Person who is a Beneficial Owner of Traded Shares and each Person (including the shareholder of record) who is holding Traded Shares for a Beneficial Owner shall provide on demand to the Company such information as the Company may request from time to time in order to determine the Company’s status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

80.	Ambiguity

In the case of an ambiguity in any of the provisions set forth in the Section 883 Bye-Laws or any definition contained in the Section 883 Bye-Laws, the Board shall have the power to determine the application of the provisions of the Section 883 Bye-Laws or any such definition with respect to any situation based on the facts known to it. In the event any provision contained in the Section 883 Bye-Laws require an action by the Board and these Bye-Laws fail to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of the Section 883 Bye-Laws.

Excess Traded Shares

81.	Ownership in Trust

Upon any purported Transfer or other event that results in Excess Traded Shares pursuant to Bye-law 70 hereof, such Excess Traded Shares shall be further deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust, for the benefit of the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. Excess Traded Shares so held in trust shall be issued and issued and outstanding shares of the Company. To give further effect to any such transfer, each of the Directors and Officers (and any person authorized by a resolution of the Board) is hereby empowered to sign, on behalf of the Purported Record Transferee or Purported Record Holder, an instrument of transfer in respect of the Excess Traded Shares. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Traded Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Traded Shares except as provided in Bye-law 84 or 86. The Excess Share Trustee may resign at any time so long as the Company shall have appointed a successor trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

Carnival Corporation Ltd.

82.	Effect of Subsequent Purported Transfers

Any consideration received by a Purported Beneficial Holder in excess of (i) the consideration paid by the Purported Beneficial Holder in the transaction that created such Excess Traded Shares, in the case of Excess Trade Shares resulting from a purported Transfer (or, in the case of the devise, gift or similar event, the Market Price of such Shares on the date of such devise, gift or similar event), or (ii) in the case of Excess Traded Shares resulting from an event other than a purported Transfer, the Market Price of such Shares on the date of such event, in each case, as a result of a subsequent purported Transfer of such Excess Traded Shares prior to the discovery by the Company that the Shares have been designated as Excess Trade Shares, in all such cases shall be transferred to the Excess Share Trustee, as trustee of the Excess Share Trust, for the benefit of the Charitable Beneficiary. All such amounts received or other income earned by the Excess Share Trust shall be paid over the Charitable Beneficiary. For the avoidance of doubt, any such transferee of any Purported Record Transferee or Purported Record Holder in a subsequent purported Transfer described in this Bye-law 82 shall have no rights in such Excess Traded Shares.

83.	Dividend Rights

Excess Traded Shares shall be entitled to the same dividends determined as if the designation of Excess Traded Shares had not occurred. Any dividend or distribution paid prior to the discovery by the Company that the Traded Shares have been designated as Excess Traded Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

84.	Rights upon Liquidation

Upon liquidation, dissolution or winding up of the Company, the Purported Beneficial Transferee or Purported Beneficial Holder shall receive, for each Excess Share, the lesser of (1) the amount per share of any distribution made upon liquidation, dissolution or winding up or (2) (x) in the case of Excess Traded Shares resulting from a purported Transfer, the price per share of the Traded Shares in the transaction that created such Excess Traded Shares (or, in the case of the devise, gift or other similar event, the Market Price of such Traded Shares on the date of such devise, gift or other similar event) or (y) in the case of Excess Traded Shares resulting from an event other than a purported Transfer, the Market Price of the Traded Shares on the date of such event. Any amounts received in excess of such amount shall be paid to the Charitable Beneficiary.

Carnival Corporation Ltd.

85.	Voting Rights

85.1.        The Excess Share Trustee shall be entitled to vote the Excess Traded Shares on behalf of the Charitable Beneficiary on any matter. Subject to Bermuda law, any vote cast by a Purported Record Transferee with respect to the Excess Traded Shares prior to the discovery by the Company that the Excess Traded Shares were held in trust will be rescinded ab initio; provided, however, that if the Company has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Company or other action by the Company, then the vote cast by the Purported Record Transferee shall not be rescinded. The purported owner of the Excess Traded Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Traded Shares for the benefit of the Charitable Beneficiary.

85.2.        Notwithstanding the provisions of these Bye-laws, until the Company has received notification that Excess Traded Shares have been transferred into an Excess Share Trust, the Company shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

86.	Restrictions on Transfer; Designation of Excess Share Trust Beneficiary

86.1.        Excess Traded Shares shall be transferable only as provided in this Bye-law 86. At the direction of the Board, the Excess Share Trustee shall transfer the Excess Traded Shares held in the Excess Share Trust to a Person or Persons (including, without limitation, the Company under Bye-law 87 below) whose ownership of such Traded Shares shall not violate the Ownership Limit or otherwise cause the Company to become “closely held” within the meaning of Section 883 of the Code within 180 days after the later of (i) the date of the Transfer or other event which resulted in Excess Traded Shares and (ii) the date the Board determines in good faith that a Transfer or other event resulting in Excess Traded Shares has occurred, if the Company does not receive a notice of such Transfer or other event pursuant to Bye-law 72. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Traded Shares as Excess Traded Shares shall thereupon cease and a payment shall be made to the Purported Beneficial Transferee, Purported Beneficial Holder and/or the Excess Share Trustee as described below. If the Excess Traded Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Traded Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Traded Shares in the purported Transfer that resulted in the Excess Traded Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Traded Shares (through a gift, devise or other similar event) a price per share equal to the Market Price of the Traded Shares on the date of the purported Transfer that resulted in the Excess Traded Shares. If the Excess Traded Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Excess Traded Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) the Market Price of the Traded Shares on the date of the event that resulted in Excess Traded Shares. Prior to any transfer of any interest in the Excess Share Trust, the Company must have waived in writing its purchase rights, if any, under Bye-law 87 below. Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferee shall be paid to the Charitable Beneficiary. The Company shall pay the costs and expenses of the Excess Share Trustee.

Carnival Corporation Ltd.

86.2.        Notwithstanding the foregoing, if the provisions of this Bye-law 86 are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Traded Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring or holding such Excess Traded Shares and to hold such Excess Traded Shares on behalf of the Company.

87.	Purchase Rights in Excess Traded Shares

Excess Traded Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Company, or its designee, at a price per Excess Traded Share equal to (i) in the case of Excess Traded Shares resulting from a purported Transfer, the lesser of (A) the price per share of the Traded Shares in the transaction that created such Excess Traded Shares (or, in the case of devise, gift or other similar event, the Market Price of the Traded Shares on the date of such devise, gift or other similar event), or (B) the lowest Market Price of the class of Traded Shares which resulted in the Excess Traded Shares at any time after the date such Traded Shares were designated as Excess Traded Shares and prior to the date the Company, or its designee, accepts such offer or (ii) in the case of Excess Traded Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the Traded Shares on the date of such event or (B) the lowest Market Price for Traded Shares which resulted in the Excess Traded Shares at any time from the date of the event resulting in such Excess Traded Shares and prior to the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Transfer or other event which resulted in such Excess Traded Shares and (ii) the date the Board determines in good faith that a Transfer or other event resulting in Excess Traded Shares has occurred, if the Company does not receive a notice of such Transfer or other event pursuant to Bye-law 72 hereof.

88.	Underwritten Offerings

The Ownership Limit shall not apply to the acquisition of Traded Shares or rights, options or warrants for, or securities convertible into, Traded Shares by an underwriter in a public offering or placement agent in a private offering, provided that the underwriter makes a timely distribution of such Traded Shares or rights, options or warrants for, or securities convertible into, Traded Shares.

89.	Equitable Relief

The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of the Section 883 Bye-Laws.

90.	No Waiver of Rights

No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of a right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

Carnival Corporation Ltd.

CORPORATE RECORDS

91.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Shareholders, Board meetings, and meetings of committees appointed by the Board.

92.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

93.	Form and Use of Seal

93.1.        The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

93.2.        A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, (ii) any Officer, (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

93.3.        A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

94.	Records of Account

94.1.     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

94.2.        Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

Carnival Corporation Ltd.

94.3.        Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

95.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 30th November in each year.

AUDITS

96.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

97.	Appointment of Auditor

97.1.        Subject to the Act, the Shareholders shall appoint an auditor to the Company to hold office for such term as the Shareholders deem fit or until a successor is appointed.

97.2.        The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

98.	Remuneration of Auditor

98.1.        The remuneration of an Auditor appointed by the Shareholders shall be fixed by the Company in general meeting or in such manner as the Shareholders may determine.

98.2.        The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

99.	Duties of Auditor

99.1.        The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

99.2.        The generally accepted auditing standards referred to in this Bye-law 99 may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

100.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

Carnival Corporation Ltd.

101.	Financial Statements and the Auditor’s Report

101.1.      Subject to the following Bye-law, the financial statements and/or the auditor’s report as required by the Act shall

(a)	be laid before the Shareholders at the annual general meeting; or

(b)	be received, accepted, adopted or approved by the Shareholders by resolution passed in accordance with these Bye-laws.

101.2.      If all Shareholders and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Shareholders, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

102.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

BUSINESS COMBINATIONS

103.	Business Combinations

In respect of any merger or amalgamation which the Act requires to be approved by the Shareholders, the necessary Shareholders’ approval shall be the affirmative vote of at least a majority of all the issued and outstanding voting shares of the Company and the necessary quorum for the general meeting shall be as set out in Bye-law 27.

No Trust business

104.	No Trust Business

Notwithstanding anything to the contrary included in these Bye-laws, the creation and continued existence of the Excess Share Trust may not be regarded as constituting the exercise by the Excess Share Trustee of trust business in Bermuda in violation of the trust laws of Bermuda.

VOLUNTARY WINDING-UP AND DISSOLUTION

105.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

Carnival Corporation Ltd.

CHANGES TO CONSTITUTION

106.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of a majority of issued and outstanding Common Shares.

107.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

DEFINITIONS; CONSTRUCTION

“Act”	the Companies Act 1981;

“Amendment Date”	April 17, 2003;

“Auditor”	includes an individual, company or partnership (including a limited liability partnership);

“Beneficial Ownership”	ownership of Traded Shares by a Person who would be treated as the owner of such Traded Shares directly, indirectly or constructively, as determined for purposes of Section 883(c)(3) of the Code and the regulations promulgated thereunder, and shall include any Traded Shares Beneficially Owned by any other Person who is a “related person” with respect to such Person through the application of Section 267(b) of the Code, as modified in any way for the purposes of Section 883(c)(3) of the Code and the regulations promulgated thereunder. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings;

“Board”	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

“Charitable Beneficiary”	the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee;

Carnival Corporation Ltd.

“Code”	United States Internal Revenue Code of 1986;

“Conflict Authorization”	has the meaning set out in Bye-law 58.1;

“Conflict Authorization Terms”	has the meaning set out in Bye-law 58.2;

“Conflict Matter”	has the meaning set out in Bye-law 58.1;

“Contested Election”	has the meaning set out in Bye-law 57.11;

“Common Shares”	has the meaning set out in Bye-law 3.1;

“Company”	the company for which these Bye-laws are approved and confirmed;

“Control”	has the meaning set out in Bye-law 25.9;

“Derivative”	has the meaning set out in Bye-law 25.4(c);

“Director”	a director of the Company;

“Directors’ Duties”	has the meaning set out in Bye-law 58.1;

“Director Representative”	has the meaning set out in Bye-law 51;

“Excess Share Trust”	a trust created pursuant to Bye-laws 81 through 90 hereof, as applicable;

“Excess Share Trustee”	a Person, who shall be unaffiliated with the Company, any Purported Beneficial Transferee and any Purported Record Transferee, appointed by the Board as the trustee of the Excess Share Trust;

“Excess Traded Shares”	Traded Shares resulting from an event described in Bye-law 70;

“Exchange Act”	has the meaning set out in Bye-law 25.1;

“Existing Holder”	(i) each of Micky Arison, Shari Arison, and Michael Arison, (ii)(w) the family members of Micky Arison, Shari Arison and Michael Arison, (x) any trust or entity organized for the benefit of Micky Arison, Shari Arison or Michael Arison or any of their family members, (y) any charitable trusts, foundations or organizations formed by any of the Persons in clauses (i) and (ii)(w) and (x) above, and (z) any Person serving as trustee, officer, or other fiduciary of any of the foregoing entities, in each case, so long as any Transfer to such other Person, trust or entity would constitute a Permitted Transfer, and (iii) any Permitted Transferee;

Carnival Corporation Ltd.

“Market Price”	of any class of Traded Shares on any date shall mean the average of the daily closing prices for any such class of Traded Shares for the five consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to any class of Traded Shares listed or admitted to trading on the New York Stock Exchange, or if such class of Traded Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such class of Traded Shares are listed or admitted to trading, or if such class of Traded Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if such class of Traded Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Traded Shares selected by the Board;

“Preference Shares”	has the meaning set out in Bye-law 3.1;

“Nominating Shareholder”	has the meaning set out in Bye-law 57.2;

“Notice”	written notice as further provided in these Bye-laws unless otherwise specifically stated;

“Notice of Business”	has the meaning set out in Bye-law 25.2;

“Notice of Nomination”	has the meaning set out in Bye-law 57.3;

“Officer”	any person appointed by the Board to hold an office in the Company;

“Ownership Limit”	in the case of a Person other than an Existing Holder, Beneficial Ownership of more than four and nine tenths percent (4.9%), by value, vote or number, of any class of Traded Shares. The Ownership Limit shall not apply to any Existing Holder or to any class of Traded Shares exempted in accordance with the provisions of Bye-law 75;

“Permitted Transfer”	a Transfer by an Existing Holder to any Person which does not result in the Company losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. Any such transferee is herein referred to as a “Permitted Transferee”;

Carnival Corporation Ltd.

“Person”	a person as defined by Section 7701(a) of the Code;

“Proponent”	has the meaning set out in Bye-law 25.4(a);

“Public Disclosure”	has the meaning set out in Bye-law 25.7;

“Purported Beneficial Holder”	with respect to any event (other than a purported Transfer, but including holding Traded Shares in excess of the Ownership Limit on the Amendment Date) which results in Excess Traded Shares, the Person for whom the Purported Record Holder held Traded Shares that, pursuant to Bye-law 70, became Excess Traded Shares upon the occurrence of such event;

“Purported Beneficial Transferee”	with respect to any purported Transfer which results in Excess Traded Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Traded Shares if such Transfer had been valid under Bye-law 69;

“Purported Record Holder”	with respect to any event (other than a purported Transfer, but including holding Traded Shares in excess of the Ownership Limit on the Amendment Date) which results in Excess Traded Shares, the record holder of the Traded Shares that, pursuant to Bye-law 70, became Excess Traded Shares upon the occurrence of such event;

“Purported Record Transferee”	with respect to any purported Transfer which results in Excess Traded Shares, the record holder of the Traded Shares if such Transfer had been valid under Bye-law 69;

“Register of Directors and Officers”	the register of directors and officers referred to in these Bye-laws;

“Register of Shareholders”	the register of shareholders referred to in these Bye-laws and shall be the same “register of members” required to be kept by the Company under the Act;

“Resident Representative”	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

“Restriction Termination Date”	has the meaning set out in Bye-law 69;

“SEC”	the U.S. Securities and Exchange Commission or any successor organization;

Carnival Corporation Ltd.

“Secretary”	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“Section 883”	has the meaning set out in Bye-law 56(l);

“Section 883 Amendment Date”	has the meaning set out in Bye-law 69;

“Shareholder”	the person registered in the Register of Shareholders as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons, as the context so requires;

“Shareholder Associated Person”	has the meaning set out in Bye-law 25.8;

“Shareholder Business”	has the meaning set out in Bye-law 25.1;

“Shareholder Information”	has the meaning set out in Bye-law 25.4(c);

“Shareholder Nominee”	has the meaning set out in Bye-law 57.2;

“Traded Shares”	shares of the Company of any class or classes traded on an established securities market as may be authorized and issued from time to time pursuant to Bye-law 1;

“Transfer”	any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Traded Shares (including (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Traded Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Traded Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for Traded Shares shall be determined in accordance with Sections 267(b) and 883 of the Code; and

“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

Carnival Corporation Ltd.

In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof and any rules and regulations issued thereunder;

(f)	the phrase “issued and outstanding” in relation to shares, means shares in issue other than Treasury Shares;

(g)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(h)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.